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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


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                                   FORM 8-K

                                CURRENT REPORT

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    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):                  May 3, 1996


                       AMERICAN RECREATION CENTERS, INC.
              (Exact name of Registrant as specified in charter)


      California                   0-2849                      94-1441151
(State of other jurisdiction      (Commission               (I.R.S. Employer
     of incorporation)            File Number)             Identification No.)


11171 Sun Center Drive, Suite 120, Rancho Cordova, CA               95741
          (Address of principal executive offices)               (Zip code)



Registrant's telephone number, including area code:             (916) 852-8005


                                 Not Applicable
         (Former name or former address, if changed, since last report)
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Item 5.  Other Events


          On May 3, 1996, the Company concluded the repurchase of a 240,000 share block of its common stock. The private transaction falls under the Company's current stock repurchase program which provides for the repurchase of up to 1,000,000 shares of the Company's common stock. The repurchased block represents 4.9% of the total shares outstanding prior to the transaction.

          Since instituting the repurchase program in October 1995, a total of 442,000 shares have been repurchased representing approximately 9% of the outstanding stock when the program was undertaken. The shares repurchased are retired by the Company and not held as treasury stock.
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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 AMERICAN RECREATION CENTERS, INC.



Date:  May 3, 1996               By:    /s/ Robert A. Crist
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                                     Robert A. Crist, President